Exhibit 10.33

FOURTH AMENDMENT TO RETAILER PROGRAM AGREEMENT

(Sleep Number)

THIS FOURTH AMENDMENT TO RETAILER PROGRAM AGREEMENT (this “Amendment”) is entered into as of December 20, 2019, and amends that certain Retailer Program Agreement, made as of January 1, 2014 (as amended, modified and supplemented from time to time, the “Agreement”), by and between Synchrony Bank (“Bank”) Sleep Number Corporation, formerly known as Select Comfort Corporation (“Sleep Number”), and Select Comfort Retail Corporation (“SCRC” and collectively with Sleep Number, “Retailer”). Capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement.

WHEREAS, Bank and Retailer desire to amend the Agreement to adjust the leverage ratio financial covenant, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

I.	AMENDMENTS TO THE AGREEMENT

1.1Amendment to Appendix B. Effective December 20, 2019, Appendix B is hereby deleted in its entirety and replaced with a new Appendix B attached to this Amendment.

II.	GENERAL

2.1

Authority for Amendment. Retailer represents and warrants to Bank that the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Retailer and upon execution by all parties, will constitute a legal, binding obligation of Retailer.

2.2

Effect of Amendment. Except as specifically amended hereby, the Agreement, and all terms contained therein, remains in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire understanding of the parties with respect to the subject matter hereof.

2.3

Binding Effect; Severability. Each reference herein to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and in whose favor the provisions of this Amendment shall inure. In case any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

2.4

Further Assurances. The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment and the consummation of the transactions contemplated hereby and thereby.

2.5	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Utah, without regard to principles of conflicts of laws.

2.6	Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers to be effective as provided herein. The parties expressly consent and agree that this Amendment may be electronically signed. The parties agree that electronic signatures appearing on this Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.

SYNCHRONY BANK By: /s/ Gay Kimball Its: SVP	SLEEP NUMBER CORPORATION SELECT COMFORT RETAIL CORPORATION By: /s/ Robert J. Poirier Its: VP, Treasurer & CAO

APPENDIX B FINANCIAL COVENANTS

I.	FINANCIAL COVENANTS

Leverage Ratio. Retailer shall not permit the Leverage Ratio, as of the end of any quarterly reporting period, to exceed 4.50 to 1.00.

Interest Coverage Ratio. Retailer shall not permit, as of the end of any quarterly reporting period, the Interest Coverage Ratio to be less than 3.00 to 1.00.

II.	REPORTING

In order to establish compliance with the Financial Covenants set forth above, Retailer will use commercially reasonable efforts to deliver to Bank (i) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Retailer, a certificate, signed by the Chief Financial Officer of Retailer or Retailer’s chief accounting officer or such other officer of the Retailer as Retailer shall designate and in a form satisfactory to Bank, establishing Retailer’s compliance or non- compliance with the Financial Covenants for such fiscal quarter, and (ii) within ninety (90) days after the end of the fourth fiscal quarter of each fiscal year of the Retailer, a certificate, signed by the Chief Financial Officer of Retailer or Retailer’s chief accounting officer or such other officer of the Retailer as Retailer shall designate and in a form satisfactory to Bank, establishing Retailer’s compliance or noncompliance with the Financial Covenants for such fiscal quarter. Each certificate will include a detailed calculation illustrating the Leverage Ratio and Interest Coverage Ratio as of the end of the applicable period. Unless otherwise specifically set forth to the contrary, all financial calculations contemplated herein shall be performed in accordance with GAAP.

III.	DEFINITIONS

"Leverage Ratio" shall (a) have the same meaning as is ascribed to the term “Leverage Ratio” in that certain Amended and Restated Credit and Security Agreement dated as of February 14, 2018, as amended by that certain First Amendment to Amended and Restated Credit and Security Agreement dated as of February 11, 2019, with Sleep Number Corporation as the Borrower and U.S. Bank National Association as the Administrative Agent (the “Credit Agreement”) and (b) be determined in same the way as the Leverage Ratio is determined under the Credit Agreement. If the definition of Leverage Ratio, or any underlying defined terms that make up the definition, are changed in the Credit Agreement, Retailer will inform Bank of any proposed changes and if Bank agrees to the proposed changes in writing, the definition of Leverage Ratio for purposes of this Agreement will change also. Bank will not unreasonably withhold its consent to any proposed changes in the definition of Leverage Ratio.

“GAAP” means generally accepted accounting principles applicable in the United States, consistently applied; provided that, notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification Section 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any indebtedness or other liabilities of Retailer or any of its subsidiaries at “fair value”, as defined therein, or (ii) any treatment of indebtedness in respect of convertible debt instruments under Financial Accounting Standards Codification Subtopic 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such indebtedness in a reduced or bifurcated manner as described therein, and such indebtedness shall at all times be valued at the full stated principal amount thereof and (b) the definitions set forth in this Agreement and any financial calculations required hereunder shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof, and provided further that, if any change to GAAP after the date hereof shall materially affect computations determining compliance with the financial ratios and covenants set forth herein or otherwise in the Agreement, if either Bank or Retailer shall so request, the Bank and

Retailer shall negotiate in good faith to amend such ratios or covenants to preserve the original intent thereof in light of such change in GAAP; and until so amended, (a) such ratio or restriction shall continue to be computed in accordance with GAAP prior to such change therein (subject to the foregoing first proviso) and (b) Retailer shall provide to the Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratios or restrictions made before and after giving effect to such change.

"Interest Coverage Ratio" shall (a) have the same meaning as is ascribed to the term “Interest Coverage Ratio” in the Credit Agreement and (b) be determined in the same way as the Interest Coverage Ratio is determined under the Credit Agreement. If the definition of Interest Coverage Ratio, or any underlying defined terms that make up the definition, are changed in the Credit Agreement, Retailer will inform Bank of any proposed changes and if Bank agrees to the proposed changes in writing, the definition of Interest Coverage Ratio for purposes of this Agreement will change also. Bank will not unreasonably withhold its consent to any proposed changes in the definition of Interest Coverage Ratio.

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